UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    April 28, 2017

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Quarry Park Boulevard S.E., Calgary, Alberta	T2C 5N1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:             1-800-567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders on April 28, 2017, each of the seven nominees proposed as directors of Imperial Oil Limited (the “Company”) were elected to hold office until the close of the next annual meeting. The votes for the directors were: K.T. Hoeg 754,930,036 shares for and 882,189 shares withheld, R.M. Kruger 750,338,099 shares for and 5,474,126 shares withheld, J.M. Mintz 754,860,462 shares for and 951,763 shares withheld, D.S. Sutherland 754,853,875 shares for and 958,350 shares withheld, D.G. Wascom 674,075,378 shares for and 81,736,847 shares withheld, S.D. Whittaker 750,579,322 shares for and 5,232,903 shares withheld and V.L. Young 754,087,689 shares for and 1,724,536 shares withheld.

At the same annual meeting of shareholders, PricewaterhouseCoopers LLP were reappointed as the auditors of the Company by a vote of 757,420,110 shares for and 3,134,785 shares withheld from the reappointment of the auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: April 28, 2017
By: /s/ Lara H. Pella
Name: Lara H. Pella
Title: Assistant General Counsel and
Corporate Secretary

By: /s/ Cathryn M. Walker
Name: Cathryn M. Walker
Title: Assistant Corporate Secretary